Exhibit 99.1
Diodes Incorporated Reports First Quarter 2008
Financial Results
Revenue and Gross Margin Improve Year-Over-Year
DALLAS, TEXAS – May 8, 2008 — Diodes Incorporated (NASDAQ:DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported financial results for the first quarter ended March 31, 2008.
Financial and Business Highlights:
•	Revenue increased 3.9 percent over the prior year period to $95.6 million.

•	Gross margin increased 130 basis points over prior year period and was comparable to the fourth quarter of 2007 at 33.4 percent.

•	Adjusted net income increased 6.7 percent to $15.1 million, or $0.35 per share, up from $14.2 million, or $0.33 per share, in the first quarter of 2007.

•	Recently announced the proposed acquisition of Zetex plc, which is expected to result in revenue, operating and cost synergies.
Revenue for the first quarter of 2008 increased 3.9 percent to $95.6 million, compared to $92.0 million reported in the first quarter of 2007. As previously expected, revenue declined 11.2 percent sequentially due to the overall weakening of the global economy combined with seasonality, as well as the Company’s foundry and subcontracting business, which showed greater weakness than its core revenue drivers.
Gross profit for the first quarter of 2008 increased 8.1 percent to $31.9 million, or 33.4 percent of revenue, compared to $29.5 million, or 32.1 percent of revenue, in the prior year quarter and 33.5 percent in the fourth quarter of 2007.
Commenting on the quarter, Dr. Keh-Shew Lu, President and CEO of Diodes Incorporated, said, “We continued to make significant progress during the quarter towards our strategic growth objectives. From a financial perspective, our first quarter results were sequentially impacted by the economic slowdown as well as weakness in our foundry and subcontracting business. However, we continued to demonstrate the success of our business model, which is built around the achievement of profitable growth. Our gross margin remained consistent compared to the fourth quarter due to our operational and manufacturing efficiencies.”
Dr. Lu further commented, “Most notable, our quarter was highlighted by the announcement of our proposed acquisition of Zetex plc, a U.K. publicly traded semiconductor company, which we believe will further enhance Diodes’ global leadership for discrete and analog solutions. This acquisition will strengthen and broaden our product offerings, including entry with components into the fast growing LED lighting as well as the automotive market, expand our geographical footprint through increased exposure within the European market, and provide enhanced scale through a larger revenue base as well as manufacturing and packaging synergies and capacity efficiencies. We believe that Zetex fits perfectly into the profitable growth strategy we have consistently communicated to investors and further complements the strength and growth of our business. We look forward to reporting additional details regarding the future integration of Zetex into our business upon the pending close in June.”
First quarter net income was $14.2 million, or $0.33 per diluted share, compared to $13.0 million, or $0.31 per share, in the first quarter of 2007 and $18.3 million, or $0.43 per share, in the fourth quarter of 2007.
Adjusted net income for the first quarter of 2008, which excluded $0.9 million of SFAS 123R net stock option expenses, was $15.1 million, or $0.35 per diluted share, an increase of 6.7 percent compared to the $14.2 million, or $0.33 per share, reported in the prior year quarter and $18.6 million, or $0.43 per share, reported in the fourth quarter of 2007.
As of March 31, 2008, Diodes had approximately $61.2 million in total cash, $302.6 million in long-term investments, $144.5 million in working capital, $237 million in long-term debt (including the convertible note) and unused and available credit facilities of $59 million.
Business Outlook
“As we look to the second quarter of 2008, we expect an increase in revenue to between $100 million and $106 million. In addition, we expect gross margin to be down slightly due a stronger China currency affecting our manufacturing costs, but gross profit will increase 4 to 9 percent sequentially,” stated Dr. Lu. “We are beginning to see signs of improvement in the consumer as well as in the computer market segments, primarily within notebooks. The Zetex acquisition is progressing according to our original schedule to close in early June, and its impact is not included in our second quarter guidance.”
Conference Call
Diodes will host a conference call on Thursday, May 8, 2008 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its first quarter 2008 financial results. Investors and analysts may join the conference call by dialing 888-713-4213 and providing the confirmation code 54974371. International callers may join the teleconference by dialing 617-213-4865. A telephone replay of the call will be available approximately two hours after the call and will be available until May 12, 2008 at midnight Pacific Time. The replay number is 888-286-8010 with a pass code of 37811030. International callers should dial 617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), an S&P SmallCap 600 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, power management devices including DC-DC switching and linear voltage regulators, amplifiers and comparators, and Hall-effect sensors. The Company has its corporate offices in Dallas, Texas, with a sales, marketing, engineering and logistics office in Southern California; design centers in Dallas, San Jose, Hsinchu Science Park and Taipei; a wafer fabrication facility in Missouri; two manufacturing facilities in Shanghai; engineering, sales, warehouse and logistics offices in Taipei and Hong Kong, and sales and support offices throughout the world. With its acquisition of APD Semiconductor, a privately held U.S.-based fabless semiconductor company, Diodes acquired proprietary SBR® technology. Diodes, Inc.’s product focus is on high-growth end-user equipment markets such as TV/Satellite set-top boxes, portable DVD players, datacom devices, ADSL modems, power supplies, medical devices, wireless notebooks, flat panel displays, digital cameras, mobile handsets, DC to DC conversion, wireless 802.11 LAN access points, brushless DC motor fans, and automotive applications. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: we expect the proposed acquisition of Zetex plc will result in revenue, operating and cost synergies and further enhance Diodes’ leadership for discrete and analog solutions; we expect the acquisition will strengthen and broaden Diodes’ product offerings, including entry with components into the fast growing LED lighting and automotive markets, expand Diodes’ geographical footprint through increased exposure with in the European market, and provide enhanced scale through a larger revenue base as well as manufacturing and packaging synergies and capacity efficiencies; We believe the acquisition will fit perfectly into Diodes’ profitable growth strategy and will complement the strength and growth of Diodes’ business; we expect for the second quarter of 2008 the revenue and the gross profit to increase and the gross margin to be down slightly; we see signs of improvement in the consumer and in the computer market segments, primarily within notebooks; we believe Zetex acquisition is progressing according to our original schedule to close in early June. Potential risks and uncertainties include, but are not limited to, such factors as the Company’s business strategy, the introduction and market reception to new product announcements, fluctuations in product demand and supply, prospects for the global economy; the continue introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, successful integration of acquired companies and/or assets, the Company’s ability to successfully make additional acquisitions, risks of domestic and foreign operations, uncertainties in the Auction Rate Securities market; currency exchange rates; availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact:	Investor Contact:
Carl Wertz	Leanne Sievers
Chief Financial Officer	EVP, IR
Diodes, Inc.	Shelton Group
(805) 446-4800	(949) 224-3874
carl_wertz@diodes.com	lsievers@sheltongroup.com
CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOW

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2007	2008
NET SALES	$92,020	$95,580

COST OF GOODS SOLD	62,496	63,664

Gross profit	29,524	31,916

OPERATING EXPENSES
Selling, general and administrative	12,679	14,659
Research and development	2,944	3,736
Gain on disposal of fixed assets	—	(45)

Total operating expenses	15,623	18,350

Income from operations	13,901	13,566

OTHER INCOME (EXPENSES)
Interest income	4,035	5,448
Interest expense	(1,725)	(1,698)
Other	(129)	(294)

Total other income	2,181	3,456

Income before income taxes and minority interest	16,082	17,022

INCOME TAX PROVISION	(2,658)	(2,215)

Income before minority interest	13,424	14,807

Minority interest in earnings of joint ventures	(415)	(604)

NET INCOME	$13,009	$14,203

EARNINGS PER SHARE

Basic	$0.33	$0.35

Diluted	$0.31	$0.33

Number of shares used in computation

Basic	39,041	40,245

Diluted	41,776	42,534

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended
	March 31,
	2007	2008
Net income	$13,009	$14,203

Adjustments to reconcile net income to adjusted net income:
Stock option expense included in cost of goods sold:	82	53
Stock option expense included in selling and general administrative expenses:	1,303	1,079
Stock option expense included in research and development expenses:	124	101
Total stock option expense	1,509	1,233

Restructuring costs	—	—

Other adjustments	—	—

Income tax benefit related to stock option expense, restructuring costs and other adjustments	333	300

Adjusted net income	$14,185	$15,136

Diluted shares used in computing earnings per share	41,776	42,534
Incremental shares considered to be outstanding:	950	546

Adjusted diluted shares used in computing Adjusted earnings per share	42,725	43,079

Adjusted earnings per share
Basic	$0.36	$0.38
Diluted	$0.33	$0.35

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.
The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	March 31,
	2007	2008
Net Income	$13,009	$14,203
Plus:
Interest expense (income), net	(2,310)	(3,750)
Income tax provision	2,658	2,215
Depreciation and amortization	5,972	7,656

EBITDA	$19,329	$20,324

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands, except share data)

	December 31,	March 31,
	2007	2008
		(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$56,179	$61,243
Short-term investments	323,472	—

Total cash and short-term investments	379,651	61,243
Accounts receivable
Trade customers	84,638	83,478
Related parties	5,405	4,528

	90,043	88,006
Allowance for doubtful accounts	(465)	(549)

Accounts receivable, net of allowances	89,578	87,457

Inventories	53,031	62,162
Deferred income taxes, current	5,173	5,968
Prepaid expenses and other	10,576	12,740

Total current assets	538,009	229,570

LONG-TERM INVESTMENT, available-for-sale securities	—	302,627

PROPERTY, PLANT AND EQUIPMENT, net	123,407	129,834

DEFERRED INCOME TAXES, non-current	3,241	9,819

OTHER ASSETS
Intangible assets, net	9,643	9,569
Goodwill	25,135	26,474
Other	6,930	7,550

Total assets	$706,365	$715,443

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY
(in thousands, except share data)

	December 31,	March 31,
	2007	2008
		(unaudited)
CURRENT LIABILITIES
Line of credit	$—	$2,434
Accounts payable
Trade	42,010	39,032
Related parties	13,135	12,701
Accrued liabilities	27,841	26,017
Income tax payable	1,732	3,346
Current portion of long-term debt	1,345	1,363
Current portion of capital lease obligations	145	146

Total current liabilities	86,208	85,039

LONG-TERM DEBT, net of current portion 2.25% convertible senior notes due 2026	230,000	230,000
Other	5,815	5,753
CAPITAL LEASE OBLIGATIONS, net of current portion	1,331	1,278
OTHER LONG-TERM LIABILITIES	6,249	7,156
Total liabilities	329,603	329,226

MINORITY INTEREST IN JOINT VENTURES	7,164	7,772

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY
Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 40,172,491 and 40,322,547 issued and outstanding at December 31, 2007 and March 31, 2008, respectively	26,782	26,882
Additional paid-in capital	121,412	124,391
Retained earnings	220,504	234,706
Accumulated other comprehensive gain (loss)	900	(7,534)

Total stockholders’ equity	369,598	378,445

Total liabilities and stockholders’ equity	$706,365	$715,443